EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES ELECTS JEFF SMISEK

TO ITS BOARD OF DIRECTORS

HOUSTON, Dec. 1, 2004 - Continental Airlines (NYSE: CAL) today reported a November consolidated (mainline plus regional) load factor of 77.0 percent, 2.2 points above last year's November consolidated load factor, and a mainline load factor of 77.6 percent, 2.3 points above last year's November mainline load factor. The carrier reported a domestic mainline load factor of 77.5 percent, 2.8 points above November 2003, and an international mainline load factor of 77.7 percent, 1.4 points above November 2003. All four were operational records for November.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 77.8 percent and a mainline completion factor of 99.9 percent. The carrier reported 20 days in November 2004 with a completion factor of 100 percent, a new monthly record for the airline. To date, Continental has also reported 116 days in 2004 with a completion factor of 100 percent, a new yearly record.

In November 2004, Continental flew 5.9 billion consolidated revenue passenger miles (RPMs) and 7.6 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 11.2 percent and a capacity increase of 7.9 percent as compared to November 2003. In November 2004, Continental flew 5.2 billion mainline RPMs and 6.7 billion mainline ASMs, resulting in a mainline traffic increase of 10.1 percent and a mainline capacity increase of 6.9 percent as compared to November 2003. Domestic mainline traffic was 3.1 billion RPMs in November 2004, up 6.1 percent from November 2003, and domestic mainline capacity was 4.0 billion ASMs, up 2.3 percent from November 2003.

For the month of November 2004, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 0.5 and 1.5 percent compared to November 2003, while mainline RASM is estimated to have increased between 0.0 and 1.0 percent. November 2004 consolidated and mainline RASM performance both benefited by approximately 2 points due to the movement of the Thanksgiving holiday return traffic on Monday and Tuesday from December last year to November this year. For October 2004, consolidated RASM increased 0.5 percent and mainline RASM increased 0.9 percent compared to October 2003.

Continental's regional operations (Continental Express) set a record November load factor of 72.8 percent, 2.6 points above last year's November load factor. Regional RPMs were 634.8 million and regional ASMs were 871.6 million in November 2004, resulting in a traffic increase of 21.2 percent and a capacity increase of 16.9 percent versus November 2003.

Continental Airlines is the world's sixth-largest airline with more than 3,000 daily departures throughout the Americas, Europe and Asia. Continental serves 151 domestic and 120 international destinations - more than any other airline in the world - and nearly 400 additional points are served via SkyTeam alliance airlines. With 41,000 employees, the airline has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 51 million passengers per year. In 2004, Continental has earned awards and critical acclaim for both its operation and its corporate culture. FORTUNE ranks Continental one of the 100 Best Companies to Work For in America, an honor it has earned for six consecutive years, and also ranks Continental as the top airline in its Most Admired Global Companies in 2004. The carrier won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2003 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
NOVEMBER	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	3,089,870	2,911,751	6.1	Percent

International	2,137,204	1,834,286	16.5	Percent
Transatlantic	1,046,948	839,036	24.8	Percent
Latin America	618,690	567,584	9.0	Percent
Pacific	471,566	427,666	10.3	Percent

Mainline	5,227,074	4,746,038	10.1	Percent
Regional	634,757	523,613	21.2	Percent
Consolidated	5,861,831	5,269,650	11.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,985,404	3,897,664	2.3	Percent

International	2,750,968	2,405,252	14.4	Percent
Transatlantic	1,273,183	1,058,339	20.3	Percent
Latin America	858,522	788,703	8.9	Percent
Pacific	619,263	558,210	10.9	Percent

Mainline	6,736,372	6,302,916	6.9	Percent
Regional	871,595	745,633	16.9	Percent
Consolidated	7,607,967	7,048,549	7.9	Percent
PASSENGER LOAD FACTOR
Domestic	77.5 Percent	74.7 Percent	2.8	Points

International	77.7 Percent	76.3 Percent	1.4	Points
Transatlantic	82.2 Percent	79.3 Percent	2.9	Points
Latin America	72.1 Percent	72.0 Percent	0.1	Points
Pacific	76.1 Percent	76.6 Percent	-0.5	Points

Mainline	77.6 Percent	75.3 Percent	2.3	Points
Regional	72.8 Percent	70.2 Percent	2.6	Points
Consolidated	77.0 Percent	74.8 Percent	2.2	Points
ONBOARD PASSENGERS
Mainline	3,474,238	3,259,644	6.6	Percent
Regional	1,175,956	986,382	19.2	Percent
Consolidated	4,650,194	4,246,026	9.5	Percent
CARGO REVENUE TON MILES (000)
Total	88,978	78,198	13.8	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	34,715,320	33,044,334	5.1	Percent

International	25,496,222	20,939,528	21.8	Percent
Transatlantic	12,376,182	9,712,792	27.4	Percent
Latin America	7,776,338	6,945,718	12.0	Percent
Pacific	5,343,702	4,281,018	24.8	Percent

Mainline	60,211,542	53,983,862	11.5	Percent
Regional	6,753,656	5,214,073	29.5	Percent
Consolidated	66,965,198	59,197,935	13.1	Percent
AVAILABLE SEAT MILES (000)
Domestic	44,819,299	43,340,678	3.4	Percent

International	32,720,870	28,314,734	15.6	Percent
Transatlantic	15,318,280	12,661,840	21.0	Percent
Latin America	10,559,919	9,465,232	11.6	Percent
Pacific	6,842,671	6,187,662	10.6	Percent

Mainline	77,540,169	71,655,412	8.2	Percent
Regional	9,475,047	7,638,629	24.0	Percent
Consolidated	87,015,216	79,294,041	9.7	Percent
PASSENGER LOAD FACTOR
Domestic	77.5 Percent	76.2 Percent	1.3	Points

International	77.9 Percent	74.0 Percent	3.9	Points
Transatlantic	80.8 Percent	76.7 Percent	4.1	Points
Latin America	73.6 Percent	73.4 Percent	0.2	Points
Pacific	78.1 Percent	69.2 Percent	8.9	Points

Mainline	77.7 Percent	75.3 Percent	2.4	Points
Regional	71.3 Percent	68.3 Percent	3.0	Points
Consolidated	77.0 Percent	74.7 Percent	2.3	Points
ONBOARD PASSENGERS
Mainline	39,119,516	37,091,811	5.5	Percent
Regional	12,538,066	10,415,350	20.4	Percent
Consolidated	51,657,582	47,507,161	8.7	Percent
CARGO REVENUE TON MILES (000)
Total	934,605	841,205	11.1	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
NOVEMBER	2004	2003	Change
On-Time Performance [1]	77.8%	78.7%	(0.9)	Points
Completion Factor [2]	99.9%	99.5%	0.4	Points
YEAR-TO-DATE	2004	2003	Change
On-Time Performance [1]	79.2%	82.5%	(3.3)	Points
Completion Factor [2]	99.6%	99.5%	0.1	Points

October 2004 consolidated breakeven load factor [3]			86.9	Percent
November 2004 estimated year-over-year consolidated RASM change			0.5-1.5	Percent
November 2004 estimated year-over-year mainline RASM change			0.0-1.0	Percent
November 2004 estimated average price per gallon of fuel, including fuel taxes			1.44	Dollars
November 2004 estimated consolidated breakeven load factor [3]			88	Percent
November 2004 actual consolidated load factor [4]			77.0	Percent
December 2004 estimated consolidated breakeven load factor [3,5]			87	Percent
YEAR-OVER-YEAR CONSOLIDATED RASM
	2003 vs 2002	2003 vs 2001
October	6.1 Percent	17.1 Percent
November	7.0 Percent	6.3 Percent
December	2.3 Percent	14.0 Percent
	2004 vs 2003	2004 vs 2002
January	1.7 Percent	6.1 Percent
February	(1.0) Percent	(0.3) Percent
March	6.1 Percent	(4.2) Percent
April	3.8 Percent	4.8 Percent
May	(2.0) Percent	1.5 Percent
June	1.9 Percent	4.1 Percent
July	2.9 Percent	9.8 Percent
August	(0.5) Percent	5.0 Percent
September	(1.2) Percent	6.0 Percent
October	0.5 Percent	6.7 Percent
November (estimated)	0.5-1.5 Percent	7.5-8.5 Percent

YEAR-OVER-YEAR MAINLINE RASM
	2003 vs 2002	2003 vs 2001
October	4.4 Percent	14.1 Percent
November	5.5 Percent	3.7 Percent
December	1.7 Percent	12.0 Percent
	2004 vs 2003	2004 vs 2002
January	0.9 Percent	4.5 Percent
February	(2.5) Percent	(2.9) Percent
March	4.9 Percent	(7.4) Percent
April	3.1 Percent	2.1 Percent
May	(3.0) Percent	(1.1) Percent
June	1.3 Percent	1.6 Percent
July	2.8 Percent	7.8 Percent
August	(1.1) Percent	3.2 Percent
September	(1.0) Percent	4.2 Percent
October	0.9 Percent	5.3 Percent
November (estimated)	0.0-1.0 Percent	5.5-6.5 Percent

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Includes Continental Airlines and Continental Express
5 Charges related to MD-80 aircraft retirements account for 2 percentage points.

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